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                                                                       Exhibit 1

                                                                  EXECUTION COPY



                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  $275,000,000

                          9 1/8% Senior Notes due 2011


                             UNDERWRITING AGREEMENT

                                December 14, 2001


Lehman Brothers Inc.
101 Hudson Street
Jersey City, NJ 07302

Ladies and Gentlemen:



         The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the "Company"), proposes, upon the terms and conditions set forth herein to issue and sell its 9 1/8% Senior Notes due December 15, 2011 with an aggregate principal amount equal to $275,000,000 (the "Debt Securities") to Lehman Brothers Inc. ("Lehman") and the other Underwriters set forth on Schedule I attached hereto (collectively, the "Underwriters"), for whom you (the "Representative") are acting as representative.

         The Debt Securities will be issued pursuant to an indenture, dated as of January 1, 1991, as supplemented for the issuance of the Debt Securities by a Second Supplemental Indenture (the "Supplemental Indenture") between the Company and the Trustee to be dated as of the Closing Date (such indenture, as supplemented by the Supplemental Indenture, is referred to herein as the "Indenture"), between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the "Trustee").


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         The Company has filed with the Securities and Exchange Commission (the
"Commission") registration statements on Form S-3 (No. 333-80347), including a prospectus relating to, among other things, offerings of securities of the Company from time to time under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus and the documents incorporated by reference therein pursuant to the section therein entitled "Incorporation of Certain Documents by Reference" and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations and any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations with respect to the Debt Securities (a "Rule 462(b) registration statement")) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date, "Registration Statement" shall refer to such registration statement as so amended (including any Rule 462(b) registration statement). Each prospectus included in the Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus with respect to the Debt Securities, including the prospectus supplement reflecting the terms of the offering of the Debt Securities and the other matters set forth therein (such prospectus supplement is herein referred to as the "Prospectus Supplement") filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including any supplement thereto and the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the Prospectus Supplement) with respect to the Debt Securities (including any supplement thereto and the documents incorporated by reference therein), as first filed with the Commission pursuant to Rule 415 and Rule 424(b)(2) or (5) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included", "set forth", "described" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.



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         Section 1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that as of the date hereof and on the Closing Date:

         (a) the Registration Statement has been declared effective by the Commission under the Securities Act; to the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and the Registration Statement at the time it became effective and the Prospectus as of its date and as of the Closing Date (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, but excluding the documents incorporated or deemed to be incorporated by reference therein), in each case other than the Statement of Eligibility on Form T-1 of the Trustee (the "Form T-1"), comply, or will comply, as the case may be, as to form in all material respects with the Securities Act and the Securities Act Regulations and do not and will not as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

         (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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         (c) the consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein;

         (d) except as disclosed in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, there has not been (i) any material adverse change (whether or not arising in the ordinary course of business) in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or in the properties or assets of the Company and its subsidiaries considered as one enterprise or
(ii) any change (whether or not arising in the ordinary course of business) that would materially and adversely affect the Company's ability to perform its obligations under this Agreement, the Supplemental Indenture, the Indenture or the Debt Securities or the transactions contemplated thereby or by the Prospectus (each of (i) and (ii) a "Material Adverse Effect");

         (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect;

         (f) each subsidiary of the Company listed in Exhibit No. 21 to the Form 10-K annual report of the Company filed with the Commission under section 13 of the Exchange Act for the most recent fiscal year ended (each a "Subsidiary") which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Regulations (a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification in which the failure to be so qualified would have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly and validly authorized and issued and is fully-paid and non-assessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

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         (g) this Agreement has been duly authorized, executed and delivered by the Company;

         (h) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "Trust Indenture Act") and, on the Closing Date, will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions"); and the Indenture (including any amendments and supplements thereto) complies in all material respects with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

         (i) the Debt Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions;

         (j) the Debt Securities and the Indenture conform in all material respects to the summary descriptions thereof contained in the Prospectus;

         (k) the execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Debt Securities will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company or (ii) any agreement or other instrument binding upon the Company or any Significant Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any domestic or foreign governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary; and no consent, approval, authorization or order of, or qualification with, any domestic or foreign governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Debt Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debt Securities;

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         (l) there are no legal or governmental proceedings pending or, to the
Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Prospectus and proceedings that would, if adversely determined, have a Material Adverse Effect;

         (m) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

         (n) the Company is not and, after giving effect to the offering and sale of the Debt Securities and application of the net proceeds from such sale (as described in the Prospectus Supplement under the caption "Use of Proceeds"), will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (o) no labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company is imminent which would have a Material Adverse Effect;

         (p) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Debt Securities;

         (q) the Company meets the requirements for the use of Form S-3 under the Securities Act;

         (r) the Company and its subsidiaries own, possess, license or can otherwise acquire on reasonable terms, adequate trademarks, service marks, trade names and other rights to inventions, know-how, patents, copyrights, licenses, inventions, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the principal businesses now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, except to the extent that the failure to own, possess, license or otherwise acquire intellectual property rights would not, and except for such infringements or conflicts which do not, have a Material Adverse Effect.



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         (s) the Company, directly or through a subsidiary, has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectus or to the extent that any such liens, claims, security interests or other encumbrances (individually or in the aggregate) would not have a Material Adverse Effect and all the material properties described in the Prospectus as being held under lease by the Company, directly or through subsidiaries, are held under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate); the Company and its subsidiaries are in compliance with all material obligations, considering applicable grace periods, under such leases, with such exceptions as would not have a Material Adverse Effect; to the knowledge of the Company, no person has instituted or threatened to institute proceedings, or has taken or threatened to take any other action, to challenge or terminate, and no event or circumstance has occurred which reasonably could be expected to materially interfere with (x) the lessee's right to occupy the premises leased thereunder or to continue to use such premises in the manner in which it is currently being used, or (y) the lessor's right to continue to lease such premises to the lessee, with such exceptions as would not have a Material Adverse Effect; and none of such leases contains any unusual or burdensome provision which would have a Material Adverse Effect.

         (t) the Company possesses adequate certificates, authorizations, licenses or permits issued by appropriate domestic or foreign governmental bodies or agencies, necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except to the extent that the failure to possess such certificates, authorizations, licenses or permits does not, and except for such revocations or modifications which do not, have a Material Adverse Effect.

         (u) the Company and its subsidiaries maintain or are covered by insurance in such amounts and for such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies of like size engaged in a similar business.

         (v) the Company and its subsidiaries (A) are in compliance with any and all applicable U.S. and other national, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

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         (w) neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, by-laws or other organizational documents,
(ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement or other instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject other than as would not have a Material Adverse Effect or (iii) is in violation of any judgment, order or decree of any domestic or foreign governmental body, agency or court to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business other than as would not have a Material Adverse Effect.

         Section 2. Offering. The Representative has advised the Company that the Underwriters will make an offering of the Debt Securities purchased by such Underwriters hereunder on the terms and conditions set forth in the Registration Statement as soon as practicable after this Agreement is entered into, as in the Representative's judgment is advisable.

         Section 3. Purchase and Delivery; Commission. The Company hereby agrees to sell to the Underwriters and each Underwriter, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the aggregate principal amount of Debt Securities set forth opposite such Underwriters name on Schedule I hereto at a purchase price of 97.75% of the principal amount thereof.

         Except as set forth in the next paragraph, the Debt Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Debt Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Debt Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks or fedwire, payable to the order of the Company in federal (same day) funds, by causing DTC to credit the Debt Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Debt Securities to be made available to the Representative for checking at least 24 hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The place, time and date of such delivery and payment shall be at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m, New York time, on December 20, 2001 or such other place, time and date as the Representative and the Company may agree upon in writing (the "Closing Date").



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         Such Debt Securities, if any, as the Representative may request upon at least 48 hours' prior notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by and on behalf of the Company to the Representative for the account of certain of the Underwriters, against payment by or on behalf of such Underwriter of the purchase price therefor by fedwire, payable to the order of the Company in federal (same day) funds. The Company will cause the certificates representing the Debt Securities to be made available for checking and packaging at least 24 hours prior to the Closing Date at the office of The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001.

         Section 4. Conditions to Closing. The several obligations of the Underwriters to purchase and pay for the Debt Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Rule 430A of the Securities Act Regulations; and, at the Closing Date, the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

         (b) The Underwriters shall have received, on the Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

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                     (ii) since the date of the most recent financial statements included in the Registration Statement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any supplement thereto); and

                     (iii) to each such officer's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (c) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Debt Securities as contemplated by the Prospectus.

         (d) The Underwriters shall have received opinions, dated the Closing Date, of William P. Costantini, Esq., General Counsel to the Company, and Cahill, Gordon & Reindel, counsel to the Company, substantially in the form attached hereto as Exhibit A-1 and A-2, respectively. Insofar as such opinions involve factual matters, such counsel may rely, to the extent counsel to the Underwriters deems proper, upon certificates of officers of the Company, its subsidiaries and certificates of public officials.

         (e) The Underwriters shall have received an opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Underwriters as to such matters as the Underwriters shall reasonably request. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and certificates of public officials.



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         (f) On the Closing Date, the Debt Securities shall be rated at least
"B2" by Moody's Investor Service, Inc. ("Moody's") and "BB" by Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P"), and the Company shall have delivered to the Underwriters a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Debt Securities have such ratings; and on or prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given on or after the date hereof of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined by the Commission for the purposes of Rule 436(g)(2) under the Securities Act; no public announcement shall have been made that any such organization has under surveillance or review their ratings of the Debt Securities or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the purchase of the Debt Securities.

         (g) At the time of the execution of this Agreement, the Underwriters shall have received a letter, dated such date, in form and substance reasonably satisfactory to them, from Deloitte & Touche LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information, including the financial information contained or incorporated by reference in the Registration Statement as identified by the Representative.

         (h) At the Closing Date the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(g) of this Section.

         (i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by U.S. federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Debt Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

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         Section 5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

         (a) The Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will deliver to the Underwriters, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as such Underwriters may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

         (c) The Company will furnish to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act and the Securities Act Regulations, such number of copies of the Prospectus (as amended or supplemented, if applicable) as they may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The Company will deliver to the Underwriters notice of their intention to prepare or file any amendment to the Registration Statement relating to the Debt Securities (including any post-effective amendment) or any amendment or supplement to the Prospectus (other than documents deemed to be incorporated by reference into the Prospectus) which the Company proposes for use by the Underwriters in connection with the offering of the Debt Securities and which differs from the prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Underwriters and counsel for the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (e) If, prior to the date on which the distribution of Debt Securities by the Underwriters is completed, any event shall occur as a result of which it is necessary, in the opinion of the Company's or Underwriters' counsel, to amend or supplement the Prospectus (as then amended or supplemented) in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with law, the Company forthwith shall prepare and furnish, at the Company's own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be.

         (f) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Debt Securities for offer and sale under the applicable securities or blue sky laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Debt Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Debt Securities have been qualified as above provided; provided, however, that the Company will not be required to file any general consent to the service of process or take any action which would subject it to taxation in any such jurisdiction.

         (h) During the period beginning on the date hereof and continuing to and including the 90th day following the date hereof, the Company will not issue, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of, or guaranteed by, the Company with substantially similar terms to the Debt Securities.

         (i) During the period when the Debt Securities are outstanding, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (j) The Company shall not enter into any contractual agreement with respect to the distribution of the Debt Securities except for the arrangements with the Underwriters.

         (k) The Company will make generally available to its securityholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning on the first day of the first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations and will advise you in writing when such statement has been so made available. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         (l) The Company shall take all reasonable action necessary to enable Moody's and S&P to provide their respective credit ratings of the Debt Securities required by Section 4(f) hereof.

         (m) The Company will cooperate with the Underwriters and use their reasonable best efforts to permit the Debt Securities to be eligible for clearance and settlement through the facilities of DTC.

         (n) The Company will use the proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus Supplement under "Use of Proceeds."

         Section 6. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the printing and filing of the Registration Statement and the Prospectus, and all amendments and supplements thereto, (ii) all expenses and disbursements of counsel to the Company, (iii) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Debt Securities, (iv) the fees and disbursements of the Company's accountants, (v) all costs and expenses incurred in the preparation and the printing of the Debt Securities, the Indenture, and all other documents relating to the issuance, purchase and initial resale of the Debt Securities, (vi) rating agency fees, (vii) fees and expenses of a trustee appointed under the Indenture, including reasonable fees and expenses of counsel for such trustee, (viii) the fees and expenses of qualifying the Debt Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters),
(ix) all costs and expenses of the Company relating to investor presentations on any roadshow undertaken in connection with the marketing of the offering of the Debt Securities, including, without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentation with the prior approval of the Company, and travel and lodging expenses of Company personnel and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided in this Section; provided that, except as provided in this Section 6 and in Section 12, the Underwriters shall pay all of their own costs and expenses, including the costs and expenses of their counsel.

         Section 7.  Indemnification and Contribution

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, employee or controlling or affiliated person in connection with defending or investigating any such action or claim) caused by, or arising out of, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Underwriter furnished to the Company in writing by the Representative expressly for use therein, which information consists solely of the information specified in Section 7(f) hereof; provided, however, that the Company shall not be required to indemnify any Underwriter or any such director, officer, employee, controlling or affiliated person for any such losses, claims, damages or liabilities alleged by any person who purchased Debt Securities from such Underwriter if the untrue statement, omission or allegation thereof upon which such losses, claims, damages or liabilities are based was made in the Preliminary Prospectus, if a copy of the Prospectus (as then amended or supplemented), furnished on a timely basis by the Company, was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Debt Securities to such person, and if the Prospectus as so amended or supplemented corrected the untrue statement or omission giving rise to such loss, claim, damage or liability. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, director, employee or controlling person of that Underwriter.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors and employees and any person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter, furnished to the Company in writing by the Representative expressly for use in the Registration Statement and Prospectus or any amendments or supplements thereto; provided, that the only written information concerning the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein consists solely of the information specified in Section 7(f) hereof.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including the impleaded parties) include both the indemnifying party and the indemnified party, and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of such Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Debt Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the Prospectus, bear to the aggregate offering price of such Debt Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities resold by it in the initial placement of such Debt Securities were offered to investors exceed the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7 are several in proportion to the respective principal amount of the Debt Securities set forth opposite their names in Schedule 1 attached hereto, and not joint.

         (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Debt Securities by the Underwriters set forth in the table on the cover and the last full sentence on the cover, and the third and fourth paragraphs and the second sentence of the fifth paragraph under the heading "Underwriting" in the Prospectus Supplement, regarding certain concessions and stabilization matters with respect to the Debt Securities, constitute the only information concerning such Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus.

         (g) The indemnity and contribution provisions contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or by or on behalf of the Company, its directors or officers, any authorized representative of the Company or any person controlling the Company and (iii) acceptance of any payment for any of the Debt Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         Section 8. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given by the Representative, on behalf of the Underwriters, to and received by the Company prior to the Closing Date if, prior to that time, any of the events described in Sections 4(c) or 4(f) or 4(i) hereof, shall have occurred such that the Underwriters would not be obligated to purchase the Debt Securities under Section 4 hereof or if the Underwriters shall decline to purchase the Debt Securities for any reason permitted under this Agreement.

         Section 9. Pro Rata Purchase in Certain Events. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Debt Securities that it or they have agreed to purchase hereunder and the aggregate principal amount of Debt Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Debt Securities to be purchased on such date, the other Underwriters shall be obligated severally and not jointly in the proportions which the aggregate principal amount of Debt Securities set forth opposite their names in Schedule I to this Agreement bears to the aggregate principal amount of Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Debt Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Debt Securities and the aggregate principal amount of Debt Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Debt Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Debt Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriters or of the Company except that the Company will continue to be liable for expenses under Section 6. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement or in any other documents or arrangements may be effected. An action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Lehman Brothers Inc. at 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Fixed Income Syndicate, Managing Director, with a copy to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, Attention: Arnold
B. Peinado, III, Esq.; notices to the Company shall be directed to The Great Atlantic & Pacific Tea Company, Inc, 2 Paragon Drive, Montvale New Jersey 07645,
Attention: William P. Costantini, General Counsel, with a copy to Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Kenneth W. Orce, Esq.

         Section 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 12. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Debt Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Debt Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such defaulting Underwriter's expenses.

         Section 13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Debt Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. The respective agreements, indemnities, representations and warranties set forth in Sections 6, 7 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                                 Very truly yours,


                                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                 By:  /s/ Mitchell P. Goldstein
                                    ------------------------------------------
                                     Name:    Mitchell P. Goldstein
                                     Title:   Senior Vice President, Finance
                                              and Treasurer


Accepted by:
LEHMAN BROTHERS INC.
as representative of the several
Underwriters named in Schedule I hereto


By:  /s/ William Gates
   -----------------------------------------
  Name:  William Gates
  Title:  Managing Director

SCHEDULE I


Underwriter                                                   Amount


Lehman Brothers Inc. ................................     $ 150,000,000
Goldman, Sachs & Co.  ...............................        68,750,000
Morgan Stanley & Co. Incorporated ...................        45,000,000
Scotia Capital (USA) Inc. ...........................        11,250,000
                                                          -------------

     Total                                                $ 275,000,000
                                                          =============

EXHIBIT A-1


         The opinion of William P. Costantini, Esq, General Counsel to the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be substantially to the effect that:

                  1. To such counsel's knowledge, the Company has been duly qualified as a foreign corporation for to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure so to qualify would result in a Material Adverse Effect.

                  2. Each of the Significant Subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure so to qualify would result in a Material Adverse Effect; and all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and the capital stock of each such subsidiary, to such counsel's knowledge, is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                  3. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, in each case other than financial statements and the notes thereto and other financial, accounting or statistical information contained therein as to which such counsel need not express an opinion, when such documents became effective or were filed with the Commission, as the case may be, complied as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

                  4. None of the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Debt Securities will, to the knowledge of such counsel, conflict with or result in a breach of or violate any of the terms or provisions of, or constitute a default (with or without due notice and lapse of time, or either) under (a) any material loan or credit agreement, indenture, mortgage, note or other material agreement or instrument, or (b) any judgment, decree, injunction, writ or order, to which the Company or any of its affiliates is a party, or by which the Company or any of its affiliates or any of the Company's or the Company's affiliates' properties or assets is or may be subject or bound, in each case, except where the consequence of any such breach or violation would not have a Material Adverse Effect.

                  5. To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Registration Statement and proceedings which such counsel believes are not likely to have a Material Adverse Effect.

                  6. To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus Supplement or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been described or filed as exhibits to the Registration Statement.

EXHIBIT A-2


         The opinion of Cahill Gordon & Reindel, counsel to the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be substantially to the effect that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and conduct its business as described in the Registration Statement.

                  2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  3. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and will constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions") or public policy considerations as they relate to matters of indemnification or contribution; and the Indenture (including any amendments and supplements thereto) complies in all material respects with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission.

                  4. The Debt Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

                  5. The Debt Securities and the Indenture conform in all material respects to the summary descriptions thereof contained in the Prospectus.

                  6. The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Debt Securities will not contravene any provision (i) of Applicable Law, except where the consequence of any such contravention of Applicable Law would not have a Material Adverse Effect or (ii) the certificate of incorporation or by-laws of the Company. "Applicable Law" means those laws, rules and regulations of the State of New York, the Maryland General Corporation Law and of the United States of America which, in such counsel's experience, are typically applicable to transactions of the type contemplated by the Prospectus, other than the securities or blue sky laws of the various states.

                  7. No consent, approval, authorization or other order of, or filing with, any federal, New York or Maryland state authority, regulatory body, administrative agency, court or other governmental body that, in each case, has authority to administer Applicable Law is legally required for the execution, delivery and performance of the Underwriting Agreement, the Indenture or the Debt Securities, the issue and sale of the Debt Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Indenture or the Debt Securities, except such consents, approvals, authorizations or orders as have been obtained or filings that have been made or, in each case, as may be required under state securities or Blue Sky laws.

                  8. The Registration Statement at the time it became effective and the Prospectus, as of its date and as of the Closing Date (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), in each case other than the Statement of Eligibility on Form T-1 of the Trustee (the "Form T-1") and the financial statements and the notes thereto and the other financial, accounting or statistical information contained therein as to which such counsel need not express an opinion, complied as to form in all material respects with the Securities Act and the Securities Act Regulations.

                  9. The statements in the Prospectus under the caption "United States Tax Considerations" fairly summarize matters referred to therein.

                  10. The Registration Statement has been declared effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b)(2) or (5) of the Securities Act Regulations in the manner and within the time period prescribed therein; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending.



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

                  11. The Company is not and, after giving effect to the offering and sale of the Debt Securities and application of the net proceeds from such sale (as described in the Prospectus under the caption "Use of Proceeds"), will not be an "investment company", as such term is defined in the Investment Company Act.

                  12. In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and the Underwriters and their counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, such counsel advise the Underwriters that, on the basis of the foregoing (relying as to materiality to a large extent on the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Form T-1 or the financial statements and the notes thereto and the other financial, accounting and statistical information included in the Registration Statement or the Prospectus).





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